[Letterhead of Bersch Accounting]


                                  March 7, 2001

VIA FAX

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen,

I have read the disclosure in Item 4 of the Amendment No. 1 to the Current Report on Form 8-K/A, dated March 7, 2001 of Biogan International, Inc., and I agree with the second paragraph as it relates to Bersch Accounting s.c.

                                                     Very truly yours,

                                                     /S/ DENNIS W. BERSCH
                                                     ---------------------------
                                                     Dennis W. Bersch, CPA

cc:      Via Fax:
         Mr. Gilles Laverdiere
         Rutan & Tucker

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